UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 04, 2025

Clearside Biomedical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37783	45-2437375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Point Parkway Suite 200
Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 270-3631

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2025, Clearside Biomedical, Inc. (the “Company”) entered into an Omnibus Amendment Agreement (the “Amendment”) with Clearside Royalty LLC, a wholly owned subsidiary of the Company (the “Seller”), Healthcare Royalty Partners IV, L.P. (the “Purchaser”) and HCR Clearside SPV, LLC (the “Purchaser Agent”). The Amendment, among other things, amends (i) the Purchase and Sale Agreement, dated as of August 8, 2022 (as amended to date, the “Purchase Agreement”), by and among the Seller, the Purchaser and the Purchaser Agent, (ii) the Contribution and Servicing Agreement, dated August 8, 2022 (as amended to date, the “Contribution Agreement”), by and between the Company and Seller and (iii) the Pledge and Security Agreement (as amended to date, the “Pledge Agreement”), dated as of August 8, 2022, by and between the Company and the Purchaser Agent.

Pursuant to the Purchase Agreement, in August 2022, the Seller sold to Purchaser certain of its rights to receive royalty and milestone payments payable to Seller under existing license agreements related to XIPERE (triamcinolone acetonide injectable suspension) or the Company’s SCS Microinjector technology (collectively, the “Royalties”), and the Seller received $32.5 million. Pursuant to the Pledge Agreement, the Company pledged the capital stock of the Seller to secure the obligations of the Seller under the Purchase Agreement. Purchaser Agent is entitled to foreclose on such capital stock following the occurrence of certain events.

Pursuant to the Amendment, the Seller received an additional $3.0 million from the Purchaser, which the Seller then paid to the Company in exchange for the remaining assets related to the Company’s SCS Microinjector technology. In addition, in exchange for the additional transferred assets, the Purchaser also agreed to (i) reduce the amount of aggregate Royalties required for the Purchase Agreement to expire, and the payment of Royalties from the Royalty Sub to the Purchaser to cease, from $110.5 million to $106.5 million, (ii) specified exceptions to its right to receive change of control payments and (iii) a waiver of its right to foreclose on the capital stock of the Seller in specified circumstances.

Except as set forth in the Amendment, all other terms and conditions of the Purchase Agreement, Contribution Agreement and Pledge Agreement remain in full force and effect. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2025	CLEARSIDE BIOMEDICAL, INC.

	By:	/s/ Charles A. Deignan
	Name:	Charles A. Deignan
	Title:	Chief Financial Officer